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                                                                    EXHIBIT 99.1

   [UBIQUITEL LOGO]                             [SPRINT LOGO]
                                                [SPRINT PCS LOGO]



                FOR IMMEDIATE RELEASE         CONTACT:

                                Mary Ellen Adipietro
                                Lippert/Heilshorn & Associates
                                (212) 838-3777
                                or
                                Dava Guerin
                                Guerin Public Relations, Inc.
                                (215) 914-2040 or (215) 262-0740 (wireless)
                                        or
                                Brighid de Garay
                                UbiquiTel Inc.
                                (610) 832-3311



        UBIQUITEL BECOMES SECOND LARGEST SPRINT PCS NETWORK PARTNER WITH
                  COMPLETION OF ACQUISITION OF VIA WIRELESS

               TOTAL LICENSED POPS INCREASE 45% TO 11.1 MILLION
               SUBSCRIBER BASE INCREASES 100% SURPASSING 100,000


CONSHOHOCKEN, Pa. - AUGUST 13, 2001 - UbiquiTel Inc. (Nasdaq: UPCS), a Sprint PCS (NYSE: PCS) Network Partner, today announced that it has completed its acquisition of VIA Wireless ("VIA"), a privately-held Sprint PCS Network Partner. Under the terms of the transaction, UbiquiTel has issued 16.4 million shares of common stock and assumed approximately $25.0 million of net debt. The acquisition makes UbiquiTel the second largest Sprint PCS Network Partner with over 11.1 million licensed POPs and more than 100,000 subscribers.

        VIA Wireless is the exclusive provider of Sprint PCS digital wireless personal communication services to the Central Valley of California, which covers approximately 3.4 million licensed POPs. Its markets are contiguous to UbiquiTel's markets in Northern California and include Fresno, Bakersfield and Stockton. The VIA network currently covers approximately 2.5 million residents, including key travel corridors between Los Angeles and San Francisco and serves over 50,000 subscribers.

        "In completing this acquisition, UbiquiTel achieved two significant milestones in our strategic build-out - becoming Sprint PCS' second largest Network Partner and surpassing the 100,000 subscriber mark," stated Donald A. Harris, Chairman and Chief Executive Officer of UbiquiTel Inc. "As our closest independent affiliate, VIA Wireless was a logical and strategic addition to our footprint. Uniting these two exceptional companies augments our markets and strengthens our presence in the Western United States. Due to today's highly competitive telecommunications environment, securing our position in this region was not only desirable but vital, and we found the capability to achieve that through the acquisition."


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        On July 8, UbiquiTel successfully completed the conversion of VIA's subscribers from the VIA billing system and customer service to the Sprint PCS billing system and customer service, which the Company expects will enable it to realize significant cost savings from operations. In addition, the Company has implemented several marketing and customer service initiatives, to strengthen its foothold in California.

        David S. Nelson, the former President of VIA Wireless, said "Combining these two valuable operations into one contiguous network was a crucial step for VIA Wireless and its equityholders, and we are excited about the opportunities ahead. We are confident that UbiquiTel's focus on bringing ever-higher levels of quality and service to the Central California market will help enable the company to achieve its long-term business objectives and increase value for its shareholders."

        Funding for the transaction was provided in part by an increase of $50 million in UbiquiTel's senior credit facility. Credit Suisse First Boston served as financial advisor to UbiquiTel and The Robinson-Humphrey Company served as financial advisor to VIA Wireless in the transaction.

ABOUT UBIQUITEL INC.
UbiquiTel is the exclusive provider of Sprint PCS digital wireless mobility communications network products and services under the Sprint PCS brand name to midsize markets in the Western and Midwestern United States that includes a population of approximately 11.1 million residents. When complete, the majority of UbiquiTel's network will cover portions of California, Nevada, Washington, Idaho, Montana, Wyoming, Utah, Indiana and Kentucky.

STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE "SAFE-HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE MADE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS OR BELIEFS AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, MANAGEMENT. A VARIETY OF FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED IN UBIQUITEL'S FORWARD-LOOKING STATEMENTS, INCLUDING THE FOLLOWING FACTORS: UBIQUITEL'S DEPENDENCE ON ITS AFFILIATION WITH SPRINT PCS; UBIQUITEL'S ABILITY TO REALIZE EXPECTED COST SAVINGS IN CONNECTION WITH THE VIA ACQUISITION AND TO INTEGRATE VIA'S OPERATIONS; CHANGES OR ADVANCES IN TECHNOLOGY; CHANGES IN SPRINT'S NATIONAL SERVICE PLANS OR FEE STRUCTURE WITH UBIQUITEL; CHANGE IN POPULATION; INCREASED COMPETITION IN UBIQUITEL'S MARKETS; UBIQUITEL'S ABILITY TO MANAGE ANTICIPATED GROWTH AND RAPID EXPANSION; AND GENERAL MARKET AND ECONOMIC CONDITIONS. THESE AND OTHER APPLICABLE RISKS, CAUTIONARY STATEMENTS AND FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM UBIQUITEL'S FORWARD-LOOKING STATEMENTS ARE INCLUDED IN UBIQUITEL'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY IN THE "RISK FACTORS" SECTION OF UBIQUITEL'S REGISTRATION STATEMENT ON FORM S-1 AS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2000, AND AS DESCRIBED IN UBIQUITEL'S DEFINITIVE PROXY STATEMENT DATED JULY 16, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH UBIQUITEL'S 2001 ANNUAL SHAREHOLDERS' MEETING AND THE VIA ACQUISITION.


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